FOR IMMEDIATE RELEASE August 5, 2015	CONTACTS:
	News Media Jim Monroe	202-624-6620

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports Third Quarter Fiscal Year 2015 Financial Results;
Raises Fiscal Year 2015 Non-GAAP Guidance

•	Third quarter consolidated GAAP earnings per share — $(0.32) per share vs. $(0.23) per share

•	Year-to-date consolidated GAAP earnings up — $2.59 per share vs. $1.31 per share

•	Third quarter operating earnings per share up — $0.22 per share vs. $0.02 per share

•	Year-to-date operating earnings per share up — $3.39 per share vs. $2.85 per share

•	Operating earnings guidance for fiscal year 2015 — raised to a range of $2.90 per share to $3.10 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported a net loss applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended June 30, 2015, of $(15.7) million, or $(0.32) per share, compared to a net loss applicable to common stock of $(11.9) million, or $(0.23) per share, reported for the quarter ended June 30, 2014.
For the nine months ended June 30, 2015, net income applicable to common stock was $129.7 million, or $2.59 per share, an improvement of $61.8 million, or $1.28 per share, over net income applicable to common stock of $67.9 million, or $1.31 per share, for the same period of the prior fiscal year. Our operations are seasonal and, accordingly, our operating results for the three and nine months ended June 30, 2015, are not indicative of the results expected for the 12 months ending September 30, 2015.
On a consolidated basis, WGL uses operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes, as adjusted (adjusted EBIT). Both operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a more detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the quarter ended June 30, 2015, operating earnings were $10.7 million, or $0.22 per share, an improvement of $9.9 million, or $0.20 per share, over operating earnings of $0.8 million, or $0.02 per share, for the same quarter of the prior fiscal year. For the nine months ended June 30, 2015, operating earnings were $169.8 million, or $3.39 per share, an improvement of $22.0 million, or $0.54 per share, over operating earnings of $147.8 million, or $2.85 per share, for the same period of the prior fiscal year.

“I am pleased to announce record third quarter results which put us on track to also achieve record full year non-GAAP earnings in 2015,” said Terry D. McCallister, Chairman and Chief Executive Officer.  “Earnings growth for the quarter was led by our Retail Energy-Marketing business, which has now seen four consecutive quarters of strong improvement in adjusted EBIT over prior year results.  We also saw increases in adjusted EBIT in our Commercial Energy Systems and Midstream Energy Solutions segments, as well as robust results in our core regulated utility. I believe this balanced performance attests to our ability to deliver energy answers that are valued by our customers through a carefully chosen portfolio of businesses.

“Given these strong third quarter results and our revised expectations for the fourth quarter, we are increasing our guidance for non-GAAP earnings by $0.20 to a range of $2.90 to $3.10 per share.”

Third Quarter Results by Business Segment

Regulated Utility
For the three months ended June 30, 2015, the regulated utility segment reported adjusted EBIT of $6.5 million, compared to adjusted EBIT of $8.0 million for the same quarter of the prior fiscal year. For the nine months ended June 30, 2015, the regulated utility segment reported adjusted EBIT of $255.5 million, compared to adjusted EBIT of $259.6 million for the same period of the prior fiscal year.
For both the three and nine months ended June 30, 2015, the decline in adjusted EBIT primarily reflects higher operating expenses associated with: (i) labor and employee incentives; (ii) business-development related activities and (iii) the growth in our utility plant. Partially offsetting these unfavorable variances were higher revenues from: (i) rate recovery related to our accelerated pipe replacement programs; (ii) realized margins associated with our asset optimization program and (iii) lower employee benefit costs. Additionally, for the nine month period, the regulated utility segment earned higher revenues from: (i) customer growth; (ii) favorable effects of changes in natural gas consumption patterns in the District of Columbia and (iii) new base rates in Maryland.
Retail Energy-Marketing
For the three months ended June 30, 2015, the retail energy-marketing segment reported adjusted EBIT of $18.7 million, an increase of $13.7 million, over adjusted EBIT of $5.0 million for the same quarter of the prior fiscal year. For the nine months ended June 30, 2015, the retail energy-marketing segment reported adjusted EBIT of $54.6 million, an increase of $56.1 million, over adjusted EBIT of $(1.5) million for the same period of the prior fiscal year.
For the three months ended June 30, 2015, the increase in adjusted EBIT resulted from an increase in both electricity and natural gas margins. Electricity margins increased due to lower capacity charges from the regional power grid operator (PJM) associated with fixed-price retail contracts. In addition, sales volumes were higher based on warmer weather and recent large commercial customer growth at lower unit margins. These positive benefits were slightly offset by increased PJM capacity costs implemented June 2015, which impact the timing of margin recognition for fixed-price retail contracts. The improvement in natural gas margins reflect lower natural gas purchase costs and favorable gas supply and pricing opportunities in the current period compared to the same period of the prior fiscal year.

Improved results for the nine months ended June 30, 2015, primarily reflect higher electricity margins due to lower PJM capacity charges. Additionally, prior year electricity margins were much lower, reflecting extreme price movements during the colder than normal weather which occurred January through March of 2014. These improved electric margins were slightly offset by lower sales volumes due to lower customer counts and lower margins on certain large commercial sales due to competition.
Commercial Energy Systems
For the three months ended June 30, 2015, the commercial energy systems segment reported adjusted EBIT of $7.8 million, an increase of $2.1 million, over adjusted EBIT of $5.7 million for the same quarter of the prior fiscal year. For the nine months ended June 30, 2015, the commercial energy systems segment reported adjusted EBIT of $10.7 million, an increase of $2.7 million, over adjusted EBIT of $8.0 million, for the same period of the prior fiscal year. The increase in adjusted EBIT reflects: (i) the growth in income producing distributed generation assets in service; (ii) higher income from state rebate programs for certain distributed generation projects and (iii) higher earnings from the federal contracting business due to higher contract margins. These favorable variances are partially offset by higher operating expenses due to additional in-service distributed generation assets.

Midstream Energy Services
For the three months ended June 30, 2015, the midstream energy services segment reported adjusted EBIT of $(1.4) million, an increase of $2.6 million, over adjusted EBIT of $(4.0) million for the same quarter of the prior fiscal year. The increase in adjusted EBIT primarily reflects favorable storage and transportation spreads this quarter compared to the same quarter of the prior fiscal year.
For the nine months ended June 30, 2015, the midstream energy services segment reported adjusted EBIT of $(1.9) million, compared to $8.8 million for the same period of the prior fiscal year. This comparison primarily reflects lower storage and transportation spreads in the current year, partially offset by lower investment development expenses and higher income related to our pipeline investments.
Consolidated Interest Expense
For the quarter ended June 30, 2015, interest expense was $13.1 million, compared to interest expense of $9.5 million for the same period of the prior fiscal year. For the nine months ended June 30, 2015, interest expense was $38.7 million, compared to interest expense of $28.0 million for the same period of the prior fiscal year. For both the three and the nine months ended June 30, 2015, the increase reflects increased long-term borrowings at Washington Gas and WGL.
Earnings Outlook
We are raising our consolidated non-GAAP operating earnings estimate for fiscal year 2015 in a range of $2.90 per share to $3.10 per share. In providing fiscal year 2015 earnings guidance, management is aware that there could be differences between what is reported GAAP earnings and estimated operating earnings for matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. At this time, WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wgl.com.
Other Information
We will hold a conference call at 10:30 a.m., Eastern Time on August 6, 2015, to discuss our third quarter fiscal year 2015 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wgl.com. To hear the live webcast, click on “Investor Relations” then “Events & Webcasts.” The webcast and related slides will be archived on WGL’s website through at least September 4, 2015.
WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL Energy delivers a full ecosystem of energy offerings including natural gas, electricity, green power, carbon reduction, distributed generation and energy efficiency provided by WGL Energy Services, Inc. (formerly Washington Gas Energy Services, Inc.), WGL Energy Systems, Inc. (formerly Washington Gas Energy Systems, Inc.) and WGSW, Inc. WGL provides options for natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wgl.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2015	September 30, 2014
ASSETS
Property, Plant and Equipment
At original cost	$4,822,149	$4,582,764
Accumulated depreciation and amortization	(1,295,069)	(1,268,319)
Net property, plant and equipment	3,527,080	3,314,445
Current Assets
Cash and cash equivalents	66,051	8,811
Accounts receivable, net	371,410	298,978
Storage gas	147,506	333,602
Derivatives and other	163,460	194,124
Total current assets	748,427	835,515
Deferred Charges and Other Assets	732,958	706,539
Total Assets	$5,008,465	$4,856,499
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,266,373	$1,246,576
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	950,494	679,228
Total capitalization	2,245,040	1,953,977
Current Liabilities
Notes payable and current maturities of long-term debt	201,000	473,500
Accounts payable and other accrued liabilities	275,615	313,221
Derivatives and other	299,699	233,564
Total current liabilities	776,314	1,020,285
Deferred Credits	1,987,111	1,882,237
Total Capitalization and Liabilities	$5,008,465	$4,856,499

WGL Holdings, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands, except per share data)	2015	2014	2015	2014
OPERATING REVENUES
Utility	$185,179	$194,901	$1,173,396	$1,283,697
Non-utility	255,994	272,599	1,018,747	1,038,350
Total Operating Revenues	441,173	467,500	2,192,143	2,322,047
OPERATING EXPENSES
Utility cost of gas	59,286	64,448	499,128	710,436
Non-utility cost of energy-related sales	240,808	266,321	933,911	997,958
Operation and maintenance	98,642	89,964	295,309	277,805
Depreciation and amortization	30,696	27,622	90,159	81,516
General taxes and other assessments	29,308	28,634	126,475	126,376
Total Operating Expenses	458,740	476,989	1,944,982	2,194,091
OPERATING INCOME (LOSS)	(17,567)	(9,489)	247,161	127,956
Equity in earnings of unconsolidated affiliates	1,262	818	4,238	1,851
Other income (expenses) — net	2,329	(304)	(1,688)	257
Interest expense	13,140	9,503	38,704	28,020
INCOME (LOSS) BEFORE TAXES	(27,116)	(18,478)	211,007	102,044
INCOME TAX EXPENSE (BENEFIT)	(11,756)	(6,868)	80,364	33,152
NET INCOME (LOSS)	(15,360)	(11,610)	130,643	68,892
Dividends on Washington Gas Light Company preferred stock	330	330	990	990
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$(15,690)	$(11,940)	$129,653	$67,902
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,729	51,921	49,814	51,871
Diluted	49,729	51,921	50,056	51,885
EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Basic	$(0.32)	$(0.23)	$2.60	$1.31
Diluted	$(0.32)	$(0.23)	$2.59	$1.31

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended June 30,
	2015	2014
Closing Market Price — end of period	$54.29	$43.10
52-Week Market Price Range	$59.08 - $37.77	$46.80-$35.88
Price Earnings Ratio	16.3	139.0
Annualized Dividends Per Share	$1.85	$1.76
Dividend Yield	3.4%	4.1%
Return on Average Common Equity	13.1%	1.2%
Total Interest Coverage (times)	6.4	1.5
Book Value Per Share — end of period	$25.47	$24.76
Common Shares Outstanding — end of period (thousands)	49,729	51,940
UTILITY GAS STATISTICS

	Three Months Ended June 30,				Nine Months Ended June 30,				Twelve Months Ended June 30,
(In thousands)	2015		2014		2015		2014		2015		2014
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$99,905		$105,915		$755,025		$824,179		$821,925		$885,188
Commercial and Industrial — Firm	23,723		27,284		172,177		196,523		189,440		213,589
Commercial and Industrial — Interruptible	387		328		2,361		2,070		2,558		2,501
Electric Generation	275		275		825		825		1,100		1,100
	124,290		133,802		930,388		1,023,597		1,015,023		1,102,378
Gas Delivered for Others
Firm	42,562		38,697		176,502		172,658		202,924		197,364
Interruptible	9,616		10,598		44,209		51,136		52,401		59,168
Electric Generation	125		118		364		365		515		540
	52,303		49,413		221,075		224,159		255,840		257,072
	176,593		183,215		1,151,463		1,247,756		1,270,863		1,359,450
Other	8,586		11,686		21,933		35,941		35,787		46,572
Total	$185,179		$194,901		$1,173,396		$1,283,697		$1,306,650		$1,406,022

	Three Months Ended June 30,				Nine Months Ended June 30,				Twelve Months Ended June 30,
(In thousands of therms)	2015		2014		2015		2014		2015		2014
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	74,454		70,872		702,214		702,558		738,620		737,624
Commercial and Industrial — Firm	23,710		22,341		181,617		182,918		198,852		199,913
Commercial and Industrial — Interruptible	341		304		1,786		1,765		2,214		2,192
	98,505		93,517		885,617		887,241		939,686		939,729
Gas Delivered for Others
Firm	67,054		76,366		506,193		485,326		556,371		536,093
Interruptible	46,665		52,704		217,812		222,473		263,043		265,896
Electric Generation	57,862		33,906		113,072		93,035		164,440		149,714
	171,581		162,976		837,077		800,834		983,854		951,703
Total	270,086		256,493		1,722,694		1,688,075		1,923,540		1,891,432
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	112,400		116,200		628,000		635,800		710,300		707,700
Number of Customers (end of period)	147,100		161,300		147,100		161,300		147,100		161,300
Electricity Sales
Electricity Sales (thousands of kWhs)	2,893,100		2,790,300		8,549,900		8,670,900		11,571,400		11,942,300
Number of Accounts (end of period)	141,200		169,600		141,200		169,600		141,200		169,600
UTILITY GAS PURCHASED EXPENSE
(excluding asset optimization)	52.84	¢	65.72	¢	56.21	¢	68.63	¢	55.96	¢	67.73	¢
HEATING DEGREE DAYS
Actual	203		277		3,929		4,111		3,929		4,120
Normal	296		295		3,746		3,738		3,759		3,751
Percent Colder (Warmer) than Normal	(31.4)%		(6.1)%		4.9%		10.0%		4.5%		9.8%
Average Active Customer Meters	1,132,904		1,119,953		1,129,159		1,116,530		1,126,300		1,113,893

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The tables below reconcile adjusted EBIT on a segment basis to GAAP net income (loss) applicable to common stock and operating earnings (loss) to GAAP net income (loss) applicable to common stock on a consolidated basis. Management believes that adjusted EBIT and operating earnings (loss) provide a more meaningful representation of our earnings from ongoing operations on a segment and consolidated basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to the board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the accounting recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items which may obscure segment comparisons.
There are limits in using adjusted EBIT and operating earnings (loss) to analyze our segment and consolidated results, respectively, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using adjusted EBIT and operating earnings (loss) to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following table summarizes the reconciliations of adjusted EBIT by segment to its most comparable GAAP financial measure, income before income taxes:

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Adjusted EBIT:
Regulated utility	$6,549	$7,968	$255,500	$259,557
Retail energy-marketing	18,655	4,963	54,641	(1,461)
Commercial energy systems	7,812	5,747	10,663	7,950
Midstream energy services	(1,399)	(3,980)	(1,895)	8,808
Other activities(*)	(970)	(1,920)	(3,290)	(6,657)
Eliminations	(541)	(532)	(592)	110
Total	$30,106	$12,246	$315,027	$268,307
Non-GAAP adjustments(1)	(44,082)	(21,221)	(65,316)	(138,243)
Interest expense	13,140	9,503	38,704	28,020
Income (loss) before income taxes	$(27,116)	$(18,478)	$211,007	$102,044
Income tax expense (benefit)	(11,756)	(6,868)	80,364	33,152
Dividends on Washington Gas preferred stock	330	330	990	990
Net income (loss) applicable to common stock	$(15,690)	$(11,940)	$129,653	$67,902

(*)	Activities and transactions that are not significant enough on a stand-alone basis to warrant treatment as an operating segment and that do not fit into one of our four operating segments.

WGL Holdings, Inc. (Consolidated by Quarter)
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables represent the reconciliation of operating earnings to its most comparable GAAP financial measure, net income applicable to common stock (consolidated by quarter):

Fiscal Year 2015
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$58,004	$101,034	10,734		$169,772
Non-GAAP adjustments(1)	10,892	(32,126)	(44,082)		(65,316)
Income tax expense (benefit) on non-GAAP adjustments	(5,008)	12,547	17,658		25,197
Net income (loss) applicable to common stock	$63,888	$81,455	$(15,690)		$129,653
Diluted average common shares outstanding	50,091	49,983	49,729		50,056
Operating earnings per share	$1.16	$2.02	0.22		$3.39
Per share effect of non-GAAP adjustments	0.12	(0.39)	(0.54)		(0.80)
Diluted earnings (loss) per average common share	$1.28	$1.63	$(0.32)		$2.59
Fiscal Year 2014
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings	$51,398	$95,526	827		$147,751
Non-GAAP adjustments(1)	(58,843)	(58,179)	(21,221)		(138,243)
Income tax expense on non-GAAP adjustments	22,453	23,866	8,454		54,773
Regulatory asset - tax effect Medicare Part D (***)	3,621	—	—		3,621
Net income (loss) applicable to common stock	$18,629	$61,213	$(11,940)		$67,902
Diluted average common shares outstanding	51,827	51,899	51,921		51,885
Operating earnings per share	$0.99	$1.84	0.02		$2.85
Per share effect of non-GAAP adjustments	(0.63)	(0.66)	(0.25)		(1.54)
Diluted earnings (loss) per average common share	$0.36	$1.18	$(0.23)		$1.31

(**)
Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

(***)
In March 2010, the Patient Protection and Affordable Care Act (PPACA) eliminated future Medicare Part D (Med D) tax benefits for Washington Gas’ tax years beginning after September 30, 2013. On March 30, 2012, based on positions taken by the Public Service Commission of Maryland (PSC of MD) in Washington Gas’ rate case, Washington Gas determined that it is not probable that the PSC of MD would permit recovery of this asset. Therefore, the Maryland portion of the regulatory asset related to the Med D benefit was charged to tax expense. In November of 2013, the PSC of MD issued an order authorizing Washington Gas to establish a regulatory asset and amortize the costs related to the change in tax treatment of Med D.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(1) The following tables summarize non-GAAP adjustments, by operating segment and present a reconciliation of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes from continuing operations. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended June 30, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$6,549	$18,655	$7,812	$(1,399)	$(970)	$(541)	$30,106
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(10,426)	(2,001)	—	(21,840)	—	—	(34,267)
Storage optimization program(b)	(644)	—	—	—	—	—	(644)
DC weather impact(c)	(1,276)	—	—	—	—	—	(1,276)
Distributed generation asset related investment tax credits(d)	—	—	(1,081)	—	—	—	(1,081)
Change in measured value of inventory(e)	—	—	—	(3,368)	—	—	(3,368)
Impairment loss on Springfield Operations Center(g)	(465)	—	—	—	—	—	(465)
Unrecovered government contracting costs(h)	—	—	(2,981)	—	—	—	(2,981)
Total non-GAAP adjustments	$(12,811)	$(2,001)	$(4,062)	$(25,208)	$—	$—	$(44,082)
EBIT	$(6,262)	$16,654	$3,750	$(26,607)	$(970)	$(541)	$(13,976)

Three Months Ended June 30, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$7,968	$4,963	$5,747	$(3,980)	$(1,920)	$(532)	$12,246
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(1,224)	(3,677)	—	(13,785)	—	—	(18,686)
Storage optimization program (b)	88	—	—	—	—	—	88
DC weather impact(c)	(507)	—	—	—	—	—	(507)
Distributed generation asset related investment tax credits(d)	—	—	(735)	—	—	—	(735)
Change in measured value of inventory(e)	—	—	—	959	—	—	959
Incremental professional service fees (j)	—	—	—	—	(471)	—	(471)
Impairment loss on proposed Chillum liquefied natural gas facility(k)	(1,869)	—	—	—	—	—	(1,869)
Total non-GAAP adjustments	$(3,512)	$(3,677)	$(735)	$(12,826)	$(471)	$—	$(21,221)
EBIT	$4,456	$1,286	$5,012	$(16,806)	$(2,391)	$(532)	$(8,975)

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Nine Months Ended June 30, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$255,500	$54,641	$10,663	$(1,895)	$(3,290)	$(592)	$315,027
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(13,328)	(15,456)	—	(20,989)	—	—	(49,773)
Storage optimization program(b)	(3,243)	—	—	—	—	—	(3,243)
DC weather impact(c)	181	—	—	—	—	—	181
Distributed generation asset related investment tax credits(d)	—	—	(2,951)	—	—	—	(2,951)
Change in measured value of inventory(e)	—	—	—	(459)	—	—	(459)
Investment impairment(f)	—	—	—	—	(5,625)	—	(5,625)
Impairment loss on Springfield Operations Center(g)	(465)	—	—	—	—	—	(465)
Unrecovered government contracting costs(h)	—	—	(2,981)	—	—	—	(2,981)
Total non-GAAP adjustments	$(16,855)	$(15,456)	$(5,932)	$(21,448)	$(5,625)	$—	$(65,316)
EBIT	$238,645	$39,185	$4,731	$(23,343)	$(8,915)	$(592)	$249,711

Nine Months Ended June 30, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$259,557	$(1,461)	$7,950	$8,808	$(6,657)	$110	$268,307
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(105,280)	6,647	—	(38,130)	—	—	(136,763)
Storage optimization program(b)	4,106	—	—	—	—	—	4,106
DC weather impact(c)	2,212	—	—	—	—	—	2,212
Distributed generation asset related investment tax credits(d)	—	—	(1,989)	—	—	—	(1,989)
Change in measured value of inventory(e)	—	—	—	(88)	—	—	(88)
Competitive service provider imbalance cash settlement(i)	488	—	—	—	—	—	488
Incremental professional services fees(j)	—	—	—	—	(3,570)	—	(3,570)
Impairment loss on Springfield Operations Center(g)	(770)	—	—	—	—	—	(770)
Impairment loss on proposed Chillum liquefied natural gas facility(k)	(1,869)	—	—	—	—	—	(1,869)
Total non-GAAP adjustments	$(101,113)	$6,647	$(1,989)	$(38,218)	$(3,570)	$—	$(138,243)
EBIT	$158,444	$5,186	$5,961	$(29,410)	$(10,227)	$110	$130,064

Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. For fiscal year 2015, Washington Gas did not enter into weather protection products due to the pricing environment. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess its performance.

(e)
For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

(f)
Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015. We do not believe this impairment charge is indicative of our historical or future performance trends.

(g)	Represents an impairment charge as well as accrued selling expenses related to Washington Gas' Springfield Operations Center.

(h)
Represents unrecovered government contracting costs under the Small Business Administration's Business Development 8(a) Program. We do not anticipate any further unrecovered costs as the company exits its participation in this program.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(i)
Represents amounts collected by the regulated utility segment in relation to the refund to customers ordered by the PSC of MD in September 2011 associated with a cash settlement of gas imbalances with competitive service providers.

(j)
These costs include incremental legal and consulting costs in connection with business development activities. These costs are unpredictable and may vary greatly with each opportunity. Management believes that excluding these costs allows management and investors to better compare, analyze and forecast the performance of our revenue generating opportunities.

(k)
On July 7, 2014, the Virginia State Corporation Commission (SCC of VA) disallowed full recovery of certain costs related to a proposed Chillum liquefied natural gas facility, therefore a portion of the associated regulatory asset was impaired.